UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 10, 2013

Starburst II, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-186448	46-1170005
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11501 Outlook Street 4th Floor

Overland Park, Kansas 66211

(Address of Principal Executive Offices, Including Zip Code)

(617) 928-9300

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

SoftBank Merger Agreement Amendment

On June 10, 2013, Starburst II, Inc. (the “Company”), entered into the Third Amendment to Agreement and Plan of Merger, dated as of October 15, 2012, as amended on November 29, 2012, and April 12, 2013 (the “Amendment” and, such agreement as so amended, the “Merger Agreement”) by and among SoftBank Corp. (“SoftBank”); Starburst I, Inc. (“HoldCo”); Starburst III, Inc. (“Merger Sub”); and Sprint Nextel Corporation (“Sprint”). Pursuant to the Merger Agreement, at the effective time of the merger (the “Effective Time”), Merger Sub will merge with and into the Sprint, with Sprint surviving the merger as a wholly owned subsidiary of Parent (the “SoftBank Merger”). Upon consummation of the SoftBank Merger, the Company will be renamed “Sprint Corporation.”

The Amendment increases by $4.5 billion the aggregate cash consideration payable in the SoftBank Merger to Sprint’s stockholders from $12.14 billion to $16.64 billion. Of this amount, $1.5 billion is being funded by new cash contributed by SoftBank, and $3.0 billion is being funded by reducing from $4.9 billion to $1.9 billion the portion of SoftBank’s aggregate cash contribution that will remain in the Company’s cash balances immediately following the Effective Time. As a consequence, the total cash contributed by SoftBank to the Company at the completion of the SoftBank Merger will be increased from $17.04 billion to $18.54 billion.

Sprint’s stockholders will have the option to elect cash in the amount of $7.65 (a $0.35 increase from the $7.30 option under the Merger Agreement prior to the Amendment) or one share of common stock of the Company, for each share of Sprint’s common stock owned by them (subject to proration).

In connection with the Amendment, Sprint and SoftBank agreed to amend certain other provisions in the Merger Agreement to, among other things:

•

provide that immediately following the Effective Time, SoftBank (through its ownership of HoldCo) will own approximately 78% of the fully diluted equity of the Company (increased from approximately 70%), and the former stockholders and other equityholders of the Company will own approximately 22% of the fully diluted equity of the Company (decreased from approximately 30%);

•	provide that Sprint’s special stockholders’ meeting scheduled for June 12, 2013 will be convened and then immediately adjourned to June 25, 2013;

•

terminate certain waiver letters previously granted by the Company to Sprint permitting discussions between Sprint and DISH Network Corporation (“DISH”) in connection with DISH’s previously announced unsolicited proposal to acquire Sprint (the “DISH Proposal”);

•

increase the amount of the termination fee that Sprint is required to pay the Company under specified circumstances (including in connection with a “Superior Offer,” as defined in the Merger Agreement) from $600 million to $800 million;

•

increase the maximum amount Sprint may be required to reimburse the Company for its fees and expenses incurred in connection with the Merger Agreement in certain circumstances from $75 million to $200 million;

•	make various other changes, including to amend the definition of “Superior Offer,” and amend the conditions under which Sprint may terminate the Merger Agreement; and

•	require Sprint to adopt a stockholder rights plan no later than June 17, 2013.

Other than as expressly modified pursuant to the Amendment, the Merger Agreement, as amended, which was filed as pages Annex A—1 to Annex A —139 of Annex A to the proxy statement-prospectus that forms a part of the Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the “SEC”) by the Company on May 1, 2013 remains in full force and effect as originally executed on October 15, 2012 and amended on November 29, 2012 and April 12, 2013. The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Bond Purchase Agreement Amendment

On June 10, 2013, the Company entered into the First Amendment to Bond Purchase Agreement, dated as of October 15, 2012 (the “Bond Purchase Agreement Amendment,” and, such agreement as so amended, the “Bond Purchase Agreement”), by and between the Company and Sprint. The Bond Purchase Agreement Amendment provides that the standstill provisions included in the Bond Purchase Agreement applicable to SoftBank (and the Company) terminate at any time the Merger Agreement is terminated (except if the Merger Agreement is terminated by Sprint as a result of certain breaches of representations, warranties, covenants or agreements by SoftBank) and provides the Company in lieu of converting the bond previously issued pursuant to the terms of the Bond Purchase Agreement (the “Bond”), the right to cause Sprint (or any successor to Sprint) to purchase the Bond, upon certain qualifying termination events, at a price that consists of the principal and accrued interest of the Bond, as well as the net value of

Sprint’s common stock determined based on the difference of $5.25 from the volume-weighted average price of the common stock over a period of 30-day trading days period ending on the qualifying termination date. In addition, the Bond Purchase Agreement Amendment provides that various provisions in the Bond Purchase Agreement will apply to Sprint’s counterparty in the event of certain transactions constituting a change of control of Sprint.

Other than as expressly modified pursuant to the Bond Purchase Agreement Amendment, the Bond Purchase Agreement, which was filed as Annex B to the proxy statement-prospectus that forms a part of the Registration Statement on Form S-4 filed with the SEC by the Company on May 1, 2013, remains in full force and effect as originally executed on October 15, 2012. The foregoing description of the Bond Purchase Agreement Amendment is not complete and is qualified in its entirety by reference to the Bond Purchase Agreement Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 8.01 Other Events

Sprint and SoftBank issued a joint press release on June 10, 2013 regarding the Amendment, which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

2.1	Third Amendment to Agreement and Plan of Merger, dated as of June 10, 2013, by and among Sprint Nextel Corporation, SoftBank Corp., Starburst I, Inc., Starburst II, Inc. and Starburst III, Inc.*

10.1	First Amendment to Bond Purchase Agreement, dated as of June 10, 2013, by and between Sprint Nextel Corporation and Starburst II, Inc.*

99.1	Joint Press Release of Sprint Nextel Corporation and SoftBank Corp., issued June 10, 2013.

*	This filing excludes schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K, which the registrant agrees to furnish supplementally to the Securities and Exchange Commission upon request by the Commission.

Cautionary Statement Regarding Forward Looking Statements

This document includes “forward-looking statements” within the meaning of the securities laws. The words “may,” “could,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “target,” “plan,” “providing guidance” and similar expressions are intended to identify information that is not historical in nature.

This document contains forward-looking statements relating to the proposed transaction between Sprint Nextel Corporation (“Sprint”) and SoftBank Corp. (“SoftBank”) and its group companies, including Starburst II, Inc. (the “Company”), pursuant to a merger agreement and bond purchase agreement. All statements, other than historical facts, including statements regarding the expected timing of the closing of the transaction; the ability of the parties to complete the transaction considering the various closing conditions; the expected benefits of the transaction such as improved operations, enhanced revenues and cash flow, growth potential, market profile and financial strength; the competitive ability and position of SoftBank or Sprint; and any assumptions underlying any of the foregoing, are forward-looking statements. Such statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, that (1) one or more closing conditions to the transaction may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction or that the required approval by Sprint’s stockholders may not be obtained; (2) there may be a material adverse change of SoftBank or Sprint or the respective businesses of SoftBank or Sprint may suffer as a result of uncertainty surrounding the transaction; (3) the transaction may involve unexpected costs, liabilities or delays; (4) legal proceedings may be initiated related to the transaction; and (5) other factors as detailed from time to time in the Company’s and Sprint’s reports filed with the Securities and Exchange Commission (“SEC”), including the proxy statement/prospectus contained in Starburst II’s Registration Statement on Form S-4 filed on May 1, 2013, Sprint’s Annual Report on Form 10-K for the year ended December 31, 2012 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, and in other materials that have will be filed by the Company and Sprint, which are available (or will be available) on the SEC’s web site (www.sec.gov). There can be no assurance that the merger will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the merger will be realized.

All forward-looking statements contained in this document and the documents referenced herein are made only as of the date of the document in which they are contained, and none of Sprint, SoftBank or the Company undertakes any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Additional Information and Where to Find It

In connection with the proposed strategic combination, the Company has filed with the SEC a Registration Statement on Form S-4 that constitutes a prospectus of the Company and includes a proxy statement of Sprint. Sprint has mailed the proxy statement/prospectus to its stockholders. In addition, the Company intends to file with the SEC a supplement to the proxy statement/prospectus, which Sprint will mail to its stockholders. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND, WHEN IT BECOMES AVAILABLE, THE SUPPLEMENT, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. The proxy statement/prospectus and the supplement thereto, as well as other filings containing information about Sprint, SoftBank and the Company, will be available, free of charge, from the SEC’s web site (www.sec.gov). Sprint’s SEC filings in connection with the transaction also may be obtained, free of charge, from Sprint’s web site (www.sprint.com) under the tab “About Us – Investors” and then under the heading “Documents and Filings – SEC Filings,” or by directing a request to Sprint, 6200 Sprint Parkway, Overland Park, Kansas 66251, Attention: Shareholder Relations or (913) 794-1091. The Company’s SEC filings in connection with the transaction also may be obtained, free of charge, by directing a request to SoftBank, 1-9-1 Higashi-Shimbashi, Minato-ku, Tokyo 105-7303, Japan; telephone: +81.3.6889.2290; e-mail: ir@softbank.co.jp.

Participants in the Merger Solicitation

The respective directors, executive officers and employees of Sprint, SoftBank, the Company and other persons may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information regarding Sprint’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2012. Information regarding the Company’s directors and executive officers is available in the proxy statement/prospectus included in the Company’s Registration Statement on Form S-4 filed May 1, 2013. Other information regarding the interests of such individuals as well as information regarding SoftBank’s and the Company’s directors and executive officers will be available in the supplement to the proxy statement/prospectus when it becomes available. These documents can be obtained free of charge from the sources indicated above. This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2013	Starburst II, Inc.

	By:	/s/ Ronald D. Fisher
Ronald D. Fisher
President